UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 7, 2020

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, 4th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on January 6, 2020, Blucora, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Honkamp Krueger Financial Services, Inc. (“HKFS”), the selling stockholders named therein (the “Sellers”) and JRD Seller Representative, LLC, as the Sellers’ representative (the “Sellers’ Representative”). Pursuant to the terms and conditions of the Purchase Agreement, the Company agreed to acquire (the “Acquisition”) all of the issued and outstanding common stock of HKFS for a cash purchase price of $160 million, subject to customary purchase price adjustments, a post-closing adjustment for assets under administration and certain indemnity escrows as described more fully in the Purchase Agreement.

On April 7, 2020, the Company, HKFS, the Sellers and the Sellers’ Representative entered into the First Amendment to Stock Purchase Agreement (the “Amendment”). The parties mutually agreed to enter into the Amendment in response to current economic conditions. The Amendment amends the Purchase Agreement to, among other things, decrease the cash purchase price paid at closing for the Acquisition from $160 million to $100 million and replace the post-closing purchase price adjustment for assets under administration with two potential post-closing earn-out payments by the Company. Pursuant to the Amendment, the amount of the potential earn-out payments will be determined based on the Company’s assets under management and the achievement of certain performance goals on the first and second anniversaries of the date of closing. Assuming that these performance goals are fully achieved in each earn-out period, which would require substantial growth in the value of the Company’s assets under management through strong operational performance and market improvement, the potential maximum aggregate amount that the Company would be required to pay for each earn-out period is $30.0 million. Pursuant to the Amendment, if the asset values on the applicable measurement date fall below certain specified thresholds, the Company would not be required to make any earn-out payment to the Sellers for such period.

The Amendment also amends the Purchase Agreement to, among other things, (i) make it a condition to the Company’s obligation to close the transaction that the Company receive financing satisfactory to the Company, in its sole discretion, (ii) extend the outside date by which the closing shall have occurred prior to triggering the parties’ right to terminate the Purchase Agreement from May 15, 2020 to October 1, 2020, (iii) maintain a cash breakup fee of $800,000 payable by the Company to HKFS if the Purchase Agreement is terminated by the Company because it has not received satisfactory financing or the outside date has passed, (iv) give the Company the right to set-off any indemnifiable losses against any payments due and payable by the Company to any Seller pursuant to the Purchase Agreement, including the earn-out obligations, and (v) amend the assignment provisions to include that the Company shall remain liable under the Purchase Agreement if it assigns the Purchase Agreement as permitted therein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2020, the Company’s Board of Directors approved an amendment (the “Inducement Plan Amendment”) to the Blucora, Inc. 2016 Equity Inducement Plan (the “Inducement Plan”) to remove the fungible share ratio under the Inducement Plan. The Company plans to enter into the Inducement Plan Amendment on or about the date of the Company’s 2020 Annual Meeting of Stockholders.

On April 9, 2020, the Company issued a press release announcing the Amendment to the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

In light of the rapidly evolving coronavirus (COVID-19) pandemic, the Company is supplementing the risk factors described in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following risk factor disclosure should be read in conjunction with the risk factors described in the Annual Report on Form 10-K, which may be further impacted by the coronavirus pandemic.

Pandemics, including the recent coronavirus outbreak, could have a material adverse effect on our revenues, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. Beginning in January 2020, the coronavirus spread to other countries, including the United States, and efforts to contain the spread of the coronavirus intensified. The various precautionary measures taken by many governmental authorities around the world in order to limit the spread of the coronavirus have had, and could continue to have, an adverse effect on the global markets and economy, including on the availability of and costs associated with employees, resources, and other aspects of the global economy. The development of the coronavirus outbreak could also cause significant disruptions to our business and operations and the operations of our advisors, increase costs and burdens associated with staffing and conducting our operations, increase our risk of being subject to contract performance claims, or increase the risk that our counterparties fail to perform under their respective contracts or commitments, if we or they are unable to deliver according to the terms of such contracts or commitments and do not have the ability to claim force majeure.

Our Wealth Management segment, which provides tax-focused wealth management solutions for financial professionals, tax preparers, certified public accounting firms, and their clients and is the leading U.S. tax-focused independent wealth management business, primarily generates revenue through securities and insurance commissions, quarterly investment advisory fees based on advisory assets, product marketing service agreements, and other agreements and fees. The outbreak of the coronavirus has had a material negative impact on the global economy as a whole and has caused substantial disruption in the global securities markets. This downturn in the global economy has negatively impacted the value of our advisory assets, which may cause a corresponding decline in the amount of management fees that we derive from our advisory assets. Further, as a result of this downturn, we expect that we may experience a decline in commission revenue from lower trading volumes, a reduction in revenue from capital markets and advisory transactions due to reduced activity, increased credit provisions and charge-offs, declining cash sweep revenue due to changes in prevailing interest rates, losses sustained from our customers’ and market participants’ failure to fulfill their settlement obligations, reduced net interest earnings, and other losses.

Our Tax Preparation segment, which provides affordable digital do-it-yourself tax preparation solutions for consumers, small business owners and tax professionals, primarily generates revenue through digital tax preparation services. In March 2020, the Internal Revenue Service (the “IRS”) extended the deadline for specified U.S. federal income tax payments and federal income tax returns due April 15, 2020 to July 15, 2020 in response to the coronavirus outbreak. This extension, as well as any further extensions in tax filing deadlines, could result in our customers postponing the filing of their tax returns until later in the year, which in turn would reduce the amount of tax preparation revenue we receive in the first half of the fiscal year, a period in which we typically earn substantially all of our annual tax preparation revenue. As a result, our results of operations for our Tax Preparation Segment may be negatively impacted in the first two quarters of 2020 compared to the corresponding period in prior years. If the IRS or state tax authorities determine to grant taxpayers further relief in light of the coronavirus outbreak, we could be required to make updates to our tax preparation software to account for any resulting changes to federal or state tax laws. Such updates are costly and may be time consuming to ensure that they accurately reflect the new laws that are adopted. In addition, poor economic conditions and increasing unemployment rates as a result of the coronavirus outbreak could cause a decrease in the number of tax returns filed, which may have a significant effect on the number of tax returns we prepare and file. Any of these events could have a material adverse effect on our revenues, results of operations and financial condition.

In addition, we have historically financed our operations primarily from cash provided by operating activities and access to credit markets. To the extent that the coronavirus outbreak causes a substantial reduction in our cash provided by operating activities, we may be required to seek additional capital through issuances of debt or equity securities. We may be unable to complete any such transactions on favorable terms to us, or at all. The instruments governing our existing indebtedness require us to comply with certain restrictive covenants, and any substantial and sustained downturn in our operations due to the coronavirus or other factors may cause us to be in breach of our debt covenants or limit our ability to make interest payments on our indebtedness, which could constitute an event of default and cause our outstanding indebtedness to be declared immediately due and payable. If applicable, such acceleration of our outstanding indebtedness could cause our secured lenders to foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. Any inability to obtain additional liquidity as and when needed, or to maintain compliance with the instruments governing our indebtedness, would have a material adverse effect on our financial condition.

Any of the foregoing factors could result in a material adverse effect on our revenues, results of operations and financial condition. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1#

First Amendment to Stock Purchase Agreement, dated as of April 7, 2020, by and among Blucora, Inc., Honkamp Krueger Financial Services, Inc., the sellers named therein, and JRD Seller Representative, LLC, as the sellers’ representative.

99.1	Press release dated April 9, 2020 (furnished herewith)

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Blucora, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Safe Harbor Statement Under the Private Securities and Litigation Reform Act

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the recent coronavirus outbreak on our results of operations and our business, including the impact of the resulting economic downturn and the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial advisors, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of our recent or pending acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong investment performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others.

In addition, there are risks associated with the Acquisition, such as: our ability to consummate the Acquisition, including our ability and HKFS’s ability to fulfill the conditions to the closing of the Acquisition on a timely basis or at all; the availability and terms of financing to fund the purchase price for the Acquisition; our ability to retain key management and employees of HKFS following the Acquisition; post-Acquisition revenues being lower than expected, costs being higher than expected, synergies being less than expected or our post-Acquisition financial results differing generally from our internal projections; and the risk of an unfavorable reaction to the Acquisition by our employees, vendors, suppliers, advisors and clients of our advisors, as well as the other risks and factors included in the Company’s filings with the Securities and Exchange Commission.

A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2020

BLUCORA, INC.

By:	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary